Exhibit 99.5

PROTECTIVE LIFE INSURANCE COMPANY [ Send Applications to: Overnight: 2801 Highway 280 South, Birmingham, Alabama 35223 U.S. Mail: P. O. Box 10648, Birmingham, Alabama 35202-0648 (800) 456-6330 ] INDIVIDUAL VARIABLE ANNUITY APPLICATION CONTRACT # Select Product: [ X Schwab Genesis Advisory Variable Annuity ] Owner 1 (If mailing address is a P.O. Box, please provide a physical address in the 'Remarks' area.) Name: Male Female Address: Birthdate: __ City: State: Zip: SSN/Tax ID: Email Address: Phone: Owner 2 (If applicable.) Name: Male Female Address: Birthdate: City: State: Zip: SSN/Tax ID: Email Address: Phone: Annuitant Same as Owner 1 Same as Owner 2 (If not Owner 1 or 2, complete this section.) Name: Male Female Address: Birthdate: City: State: Zip: SSN/Tax ID: Email Address: Phone: Beneficiary, if there is no surviving Owner Use Administrative Form [ LAD-1225 ] to name or change a beneficiary any time before the death of an owner. Initial Purchase Payment: $ [ (minimum: $10,000) ] Funding Source: Cash Non-Qualified 1035 Exchange CD/Non-Insurance Exchange Direct Transfer Direct Rollover Indirect Rollover Plan Type: Non-Qualified IRA Roth IRA Other: Complete if an IRA and includes new contributions: $ (Amount) (Tax Year) $ (Amount) (Tax Year) Replacement: Do you currently have an annuity contract or life insurance policy? Yes No

An annuity contract is not a deposit or obligation of, nor guaranteed by any bank or financial institution. It is not insured by the Federal Deposit Insurance Corporation or any other government agency, and is subject to investment risk, including the possible loss of principal. CONTRACT BENEFITS ARE VARIABLE, MAY INCREASE OR DECREASE, AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. ICC17-VDA-P-1007 Page 1 of 4 [ 5/20 ] Will this annuity change or replace an existing annuity contract or life insurance policy? Yes No (If yes, please provide the company name and contract or policy number below.) Company 1 Contract or Policy # Company 2 Contract or Policy # Company 3 Contract or Policy #

INDIVIDUAL VARIABLE ANNUITY APPLICATION PROTECTIVE LIFE INSURANCE COMPANY
CONTRACT # ________________________

ALLOCATE PURCHASE PAYMENTS – Allocation instructions remain in effect until you change them. *Use whole percentages*. 'Purchase Payment' and 'DCA Allocation' percentage totals must equal 100%, each. If using a Model Portfolio, allocate to the Guaranteed Account and *one* Model Portfolio, *only*.

[If you are purchasing a protected lifetime income benefit your contract allocation is restricted to a *single* choice from among the following four options.

- ☐ 100% to the Janus/Clayton Street Protective Life Dynamic Allocation Series – Conservative Sub-Account.
- ☐ 100% to the Janus/Clayton Street Protective Life Dynamic Allocation Series – Moderate Sub-Account.
- ☐ 100% to *one* of the three permissible "**Model Portfolios" (**Conservative Growth; Balanced Growth & Income; *or* Balanced Growth).
- ☐ Create a portfolio, using: *not less than* 40% allocation among Category 1 (Conservative) Sub-Accounts; *not more than* 60% allocation among Category 2 (Moderate) Sub-Accounts; and, *not more than* 25% allocation among Category 3 (Aggressive) Sub-Accounts. Category 4 Sub-Accounts *may not be used* in this portfolio.

Dollar Cost Averaging from a DCA Account into one of these allocations *is* permitted.]

Protective Life Guaranteed Account

Purchase Payment	Investment Option
[____%	Guaranteed Account – ***not available** if you purchase a protected lifetime income benefit*]
____ %	DCA Account 1 – Make DCA transfers on the ____day *(1st – 28th)* of the month for _____ months *(3 – 6 months)*.
____ %	DCA Account 2 – Make DCA transfers on the ____day *(1st – 28th)* of the month for _____ months *(7 – 12 months)*.

Sub-Accounts of the Protective Variable Annuity Separate Account

[Category 1 – Conservative

Purchase Payment	DCA Allocation	Manager	Investment Option
[____ %	____ %	American Funds	Bond
____ %	____ %	American Funds	U.S. Government/AAA-Rated Securities
____ %	____ %	Fidelity Management & Research	Investment Grade Bond
____ %	____ %	Goldman Sachs Asset Management	Core Fixed Income
____ %	____ %	Great-West	Bond Index
____ %	____ %	Invesco Advisers	Government Securities
____ %	____ %	Janus	Clayton Street Protective Life Dynamic Allocation Series – Conservative
____ %	____ %	OppenheimerFunds	Government Money
____ %	____ %	PIMCO	Low Duration
____ %	____ %	PIMCO	Short-Term
____ %	____ %	PIMCO	Total Return
____ %	____ %	Schwab	Government Money Market Portfolio™]

Category 2 – Moderate

Purchase Payment	DCA Allocation	Manager	Investment Option
[__ %	____ %	American Funds	Asset Allocation
____ %	____ %	American Funds	Capital Income Builder
____ %	____ %	Franklin Templeton Investments	Franklin Income
____ %	____ %	Franklin Templeton Investments	Franklin Strategic Income
____ %	____ %	Franklin Templeton Investments	Templeton Global Bond
____ %	____ %	Goldman Sachs Asset Management	Global Trends Allocation
____ %	____ %	Invesco Advisers	Balanced Risk Allocation
____ %	____ %	Invesco Advisers	Equity and Income
____ %	____ %	Janus	Clayton Street Protective Life Dynamic Allocation Series – Moderate
____ %	____ %	Lord Abbett	Bond Debenture
____ %	____ %	PIMCO	All Asset
____ %	____ %	PIMCO	Global Diversified Allocation
____ %	____ %	PIMCO	Long-Term U.S. Government
____ %	____ %	PIMCO	Real Return]
		Schwab	Balanced
		Schwab	Balanced with Growth

ICC17-VDA-P-1007 Page 2 of 4 [5/20]

INDIVIDUAL VARIABLE ANNUITY APPLICATION **PROTECTIVE LIFE INSURANCE COMPANY**

CONTRACT # ________________________

Sub-Accounts of the Protective Variable Annuity Separate Account *(continued)*

[Category 3 – Aggressive

Purchase Payment	DCA Allocation	Manager	Investment Option
[____%	____%	American Funds	Blue Chip Income & Growth
____%	____%	American Funds	Global Growth
____%	____%	American Funds	Global Growth and Income
____%	____%	American Funds	Growth
____%	____%	American Funds	Growth-Income
____%	____%	Fidelity Management & Research	Mid Cap
____%	____%	Franklin Templeton Investments	Franklin Mutual Global Discovery
____%	____%	Franklin Templeton Investments	Franklin Mutual Shares
____%	____%	Franklin Templeton Investments	Franklin Rising Dividends
____%	____%	Goldman Sachs Asset Management	Strategic Growth
____%	____%	Invesco Advisers	Comstock
____%	____%	Invesco Advisers	Growth and Income
____%	____%	Invesco Advisers	International Growth
____%	____%	Janus	Clayton Street Protective Life Dynamic Allocation Series – Growth
____%	____%	Lord Abbett	Dividend Growth
____%	____%	Lord Abbett	Fundamental Equity
____%	____%	OppenheimerFunds	Main Street®
____%	____%	Schwab	Growth
____%	____%	Schwab	S&P 500 Index]

Category 4 – Not available if you purchase a protected lifetime income benefit

[____%	____%	American Funds	Global Small Capitalization
____%	____%	American Funds	International
____%	____%	American Funds	New World
____%	____%	Franklin Templeton Investments	Franklin Flex Cap Growth
____%	____%	Franklin Templeton Investments	Franklin Small Cap Value
____%	____%	Franklin Templeton Investments	Franklin Small-Mid Cap Growth
____%	____%	Franklin Templeton Investments	Templeton Developing Markets
____%	____%	Franklin Templeton Investments	Templeton Foreign
____%	____%	Goldman Sachs Asset Management	Growth Opportunities
____%	____%	Goldman Sachs Asset Management	Mid Cap Value
____%	____%	Invesco Advisers	Global Real Estate
____%	____%	Legg Mason	ClearBridge Mid Cap
____%	____%	Legg Mason	ClearBridge Small Cap Growth
____%	____%	Lord Abbett	Growth Opportunities
____%	____%	OppenheimerFunds	Global
____%	____%	Royce & Associates	Small-Cap]

Protective Life Model Portfolios

Purchase Payment	DCA Allocation		Purchase Payment	DCA Allocation	
[____%	____%	Conservative Growth	____%	____%	Balanced Growth
____%	____%	Balanced Growth and Income	____%	____%	Growth Focus - ***not available** if you purchase a protected lifetime income benefit*]

Transfer Authorization

___ I authorize the Company to honor my telephone and/or digital instructions for transfers among the investment options.

___ I authorize the Company to honor my agent's instructions for transfers among the investment options.

ICC17-VDA-P-1007 Page 3 of 4 [5/20]

INDIVIDUAL VARIABLE ANNUITY APPLICATION CONTRACT # PROTECTIVE LIFE INSURANCE COMPANY ICC17-VDA-P-1007 Page 4 of 4 [ 5/20 ] [ OPTIONAL BENEFITS AND FEATURES - Select the options to be included in your contract, and complete any additional required forms. Optional Management Tools Available Without Charges or Fees Automatic Purchase Plan – Complete form LAD-1128. Not available if Partial Automatic Withdrawals are selected. Partial Automatic Withdrawals – Complete forms LAD-1147 and LAD-1133. Not available if Automatic Purchase Plan is selected. Portfolio Rebalancing – Required, if SecurePay Life is selected. Rebalance to my current Variable Account allocation quarterly semi-annually annually on the day (1st – 28th) of the month. Optional Benefits Offered with a Separate, Additional Charge or Fee Enhanced Death Benefit Return of Purchase Payments Death Benefit Protected Lifetime Income Benefit SecurePay Life - Not available if any Owner or Annuitant is younger than age 60 or older than age 85. ] SUITABILITY Did you receive an Annuity Buyers Guide and a current prospectus for this annuity? Yes No Do you believe the annuity meets your financial needs and objectives? Yes No APPLICANT SIGNATURES I understand this application will be part of the annuity contract. I have read the completed application and confirm that the information it contains is true and correct to the best of my knowledge and belief. However, these statements are representations and not warranties. If this application includes two Owners, the company may accept instructions from either Owner on behalf of both Owners. Variable annuities involve risk, including the possible loss of principal. The Contract Value, annuity payments and termination values, when based upon the investment experience of the separate account, are variable and are not guaranteed as to any fixed dollar amount. ANY PERSON WHO KNOWINGLY PRESENTS A FALSE STATEMENT IN AN APPLICATION FOR INSURANCE MAY BE GUILTY OF A CRIMINAL OFFENSE AND SUBJECT TO PENALTIES UNDER STATE LAW. Application signed at: (City & State) on (Date) . Owner 1: Owner 2: Annuitant: Federal law requires the following notice: We may request or obtain additional information to establish or verify your identity. Remarks: PRODUCER REPORT - This section must be completed and signed by the agent for the Contract to be issued. To the best of your knowledge and belief… Does the applicant have any existing annuity contract or life insurance policy? Yes No Does this annuity change or replace any existing annuity contract or life insurance policy? Yes No Type of unexpired government issued photo I.D. used to verify applicant’s identity: # I have determined this annuity is suitable based on information I obtained from the applicant after reasonable inquiry into their financial and tax status, investment objectives, and other relevant information. I certify that I have truly and accurately recorded on this application the information provided to me by the applicant.

INDIVIDUAL VARIABLE ANNUITY APPLICATION Agent Signature: PROTECTIVE LIFE INSURANCE COMPANY Print Agent Name: Agent # Brokerage: State Agent License # Phone # ICC17-VDA-P-1007 Page 4 of 4 [ 5/20 ]